                                                                   EXHIBIT 99.2

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT



                                 by and between

                                  iVILLAGE INC.

                                       and

                           HEARST COMMUNICATIONS, INC.


                          Dated as of February 22, 2001

                                TABLE OF CONTENTS







                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                                                                                          Page
RECITALS:...................................................................................1

ARTICLE 1. ISSUANCE AND PURCHASE OF SECURITIES..............................................1

        1.1  Purchase of Securities.........................................................1

        1.2  Adjustment to Number of Shares and Amount of Purchase Price....................2

        1.3  Closing Matters................................................................2

        1.4  Legend.........................................................................3

ARTICLE 2. CONDITIONS TO CLOSING............................................................4

        2.1  Conditions to Each Party's Obligations.........................................4

        2.2  Conditions to Investor's Obligations...........................................4

        2.3  Conditions to the Company's Obligations........................................5

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................6

        3.1  Organization and Standing......................................................6

        3.2  Authority for Agreement........................................................6

        3.3  No Conflict....................................................................6

        3.4  Required Filings and Consents..................................................7

        3.5  Compliance.....................................................................7

        3.6  Capitalization.................................................................7

        3.7  Litigation.....................................................................8

        3.8  Subsidiaries...................................................................8

        3.9  Company Reports; Company Financial Statements..................................9

        3.10 Absence of Certain Changes or Events...........................................9

        3.11 Intellectual Property.........................................................10

        3.12 Brokers.......................................................................11

        3.13 Taxes.........................................................................11

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF INVESTOR......................................12

        4.1  Corporate Status..............................................................12

        4.2  Power and Authority...........................................................12

        4.3  Non-Contravention.............................................................12

        4.4  Consents and Approvals........................................................12

        4.5  Investment Intent.............................................................13

                               TABLE OF CONTENTS
                                   (continued)


                                                                                           Page
        4.6  Accredited Investor Status....................................................13

        4.7  Brokers and Finders...........................................................13

        4.8  Acquisition of Voting Securities..............................................13

        4.9  Access to Funds...............................................................14

        4.10 Reliance on Company SEC Reports...............................................14

ARTICLE 5. CERTAIN COVENANTS...............................................................14

        5.1  Other Approvals...............................................................14

        5.2  Public Announcements..........................................................14

        5.3  Further Assurances............................................................15

        5.4  Cooperation...................................................................15

ARTICLE 6. RESTRICTIONS ON TRANSFER........................................................15

        6.1  Restricted Securities.........................................................15

        6.2  Additional Transfer Restrictions..............................................16

        6.3  Compliance with Transfer Restrictions.........................................16

ARTICLE 7. TERMINATION.....................................................................16

        7.1  Termination...................................................................16

        7.2. Effect of Termination.........................................................16

ARTICLE 8. DEFINITIONS.....................................................................17

        8.1  Defined Terms.................................................................17

        8.2  Other Definitional Provisions.................................................22

ARTICLE 9. MISCELLANEOUS...................................................................22

        9.1  Notices.......................................................................22

        9.2  Expenses......................................................................23

        9.3  Benefits; Assignment..........................................................23

        9.4  Entire Agreement; Amendment and Waiver........................................23

        9.5  Headings......................................................................24

        9.6  Governing Law.................................................................24

        9.7  Remedies......................................................................24

        9.8  Severability..................................................................24

        9.9  Counterparts..................................................................24

        9.10 Specific Performance..........................................................24

        9.11 Survival......................................................................24

ARTICLE 10. INDEMNIFICATION................................................................25

        10.1 Indemnification of Investor...................................................25

        10.2 Indemnification of the Company................................................25


                                TABLE OF CONTENTS
                                   (continued)

                                                                                           Page


        10.3 Notice........................................................................25

        10.4 Defense of Claims.............................................................25

ARTICLE 11. RIGHTS OFFERING................................................................26

        11.1 Company's Agreement to Conduct Rights Offering................................26

        11.2 Expenses of the Rights Offering...............................................26

        11.3 Limitation on Rights Offering.................................................26

ARTICLE 12 ADDITIONAL INVESTOR PURCHASE OBLIGATIONS........................................26



               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

        This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of February 22, 2001, by and between iVillage Inc., a Delaware corporation (the "Company"), and Hearst Communications, Inc., a Delaware corporation ("Investor"), and amends and restates in its entirety the Securities Purchase Agreement dated as of February 5, 2001 by and between the Company and Investor (the "Prior Agreement").

        Unless the context otherwise requires, terms capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in
Article 8.


                                    RECITALS:

        WHEREAS, the Company, Woman.com Networks, Inc., a Delaware corporation ("WNI"), and Stanhope Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, have entered into an Agreement and Plan of Merger dated as of February 5, 2001;

        WHEREAS, the Company and Investor desire to amend and restate the Prior Agreement;

        WHEREAS, the execution of this Agreement by Investor is a condition to the obligation of the Company to effect the Merger;

        WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase from the Company, shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), and warrants to purchase Common Stock, on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, in connection with the Merger, but subject to compliance with applicable securities laws, the Company intends to offer to all stockholders of WNI pursuant to a registered rights offering the opportunity to purchase their pro rata portion (based on their ownership of WNI's outstanding shares) of the Shares (as defined below) and the Warrant (as defined below) (the "Rights Offering");

        NOW, THEREFORE, in consideration of the recitals and the mutual covenants of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.
                       ISSUANCE AND PURCHASE OF SECURITIES

        1.1 Purchase of Securities. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company on the Closing Date, 9,324,000 shares of Common Stock (the "Shares") and a warrant, substantially in the form of Exhibit A attached hereto (the "Warrant") exercisable for up to 2,100,000 shares of Common Stock (the "Warrant Shares"), for an aggregate purchase price of $20.0 million (the "Purchase Price"). The number of Shares will be adjusted appropriately to reflect any stock split or combination, stock dividend or other adjustment to Common Stock occurring between the date hereof and the Closing Date and, if applicable, will also be adjusted as provided in
Section 1.2 below. The Warrant shall have a per share exercise price of $0.01 (subject to adjustment as provided in the Warrant) and shall only be exercisable during the period commencing on the Closing Date and ending on December 31, 2004 and only if the Average Closing Price of the Common Stock exceeds $3.75 per share (adjusted for stock splits, stock dividends or other adjustments to Common Stock) and the other conditions set forth in the Warrant have been satisfied. In addition to the adjustments provided for in the Warrant, the number of Warrant Shares will be adjusted appropriately to reflect any stock split or combination, stock dividend or other adjustment to Common Stock occurring between the date hereof and the Closing Date.

        1.2     Adjustment to Number of Shares and Amount of Purchase Price.

                (a) Notwithstanding the provisions of Section 1.1, the number of Shares to be purchased by Investor pursuant to this Agreement and the Purchase Price shall be increased if Investor is required to purchase, or elects to purchase, additional shares of Common Stock pursuant to Article 12 of this Agreement or the provisions of Schedule 7.2(g) of the Agreement and Plan of Merger. In such event, then, for all purposes of this Agreement (other than as provided by the proviso at the end of this sentence), such additional shares shall be deemed to be "Shares" and the term "Purchase Price" shall include, and be increased by, the amount of the additional investment made by Investor as required or permitted by Article 12 of this Agreement or Schedule 7.2(g) of the Agreement and Plan of Merger; provided, however, that notwithstanding the foregoing the defined term "Rights Offering" shall not include any additional Shares purchased by Investor pursuant to the provisions of Article 12 of this Agreement or Schedule 7.2(g) of the Agreement and Plan of Merger.

                (b) The number of Shares and the number of Warrant Shares set forth in Section 1.1 assumes that none of WNI's stockholders participate in the Rights Offering to be conducted by the Company in accordance with Article
11. In the event WNI stockholders do participate in the Rights Offering, (i) the number of Shares and the number of Warrant Shares shall be reduced, on a one-for-one basis, by the number of Shares and Warrant Shares purchased by WNI's stockholders (other than Investor) in the Rights Offering and (ii) the Purchase Price shall be reduced by the amount received by the Company from WNI's stockholders (other than Investor) pursuant to the Rights Offering.

                1.3     Closing Matters.


                        (a) Closing. Unless this Agreement has been terminated in accordance with Article 7, and subject to the satisfaction or waiver of the conditions set forth in Article 2, the closing of the Transaction (the "Closing") will occur simultaneously with the closing of the Merger and the transactions contemplated by the Agreement and Plan of Merger (the "Merger Closing"). If the conditions set forth in Article 2 are not satisfied or waived prior to the Merger Closing, then the Closing will occur as soon as practicable after such conditions are so satisfied or waived, unless this Agreement is terminated pursuant to Article 7. The Closing shall be held at 10:00 a.m., local time, at the offices of Orrick, Herrington & Sutcliffe LLP, located at 666 Fifth Avenue, New York, NY 10103. At the Closing:

                             (i)  Investor will pay, by wire transfer of
           immediately available funds to an account designated in writing by the Company, the Purchase Price;

                             (ii) each party will execute the Transaction
           Documents;

                             (iii)each party will execute and deliver such agreements or other documents as may be necessary to evidence the satisfaction or, if applicable, the waiver of any conditions to Closing set forth in Article 2;

                             (iv) the Company will deliver to Investor a copy of its letter to the Transfer Agent, irrevocably instructing the Transfer Agent to, within three Business Days from the Closing Date, issue a certificate or certificates to Investor representing the Shares and deliver the same to Investor at the address designated by Investor;

                             (v) the Company will deliver the Warrant, duly executed by the Company, to Investor; and

                             (vi) each party will execute and deliver to the other:

                                    (A) A certificate from its secretary or
                  assistant secretary, certifying as to (1) the incumbency of any officer(s) signing this Agreement and the other Transaction Documents and any other agreements, instruments or documents executed and delivered by such party at the Closing,
                  (2) such party's charter documents and by-laws and (3) all corporate resolutions or actions authorizing the execution, delivery or performance of this Agreement and the other Transaction Documents and any other agreements, instruments or documents executed and delivered by such party at the Closing; and

                                    (B) The officer's certificate described in
                  Section 2.2(a), in the case of the Company, or Section 2.3(a), in the case of Investor.

                1.4 Legend. Each certificate representing any of the Securities will bear the following legend, together with any and all other legends as may be required under applicable law (and the Company may issue appropriate corresponding stop transfer instructions to the Transfer Agent):

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH A REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 22, 2001, AND A STOCKHOLDER AGREEMENT, DATED AS OF [INSERT DATE OF THE CLOSING], COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. ANY REGISTRATION OR TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY WILL BE SUBJECT TO COMPLIANCE WITH SUCH RESTRICTIONS.


                                   ARTICLE 2.
                             CONDITIONS TO CLOSING.

                2.1 Conditions to Each Party's Obligations. The obligations of each party to consummate the Transaction are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by the parties:

                (a) No Order. The absence of any pending Order of any Governmental Entity prohibiting, enjoining or otherwise restraining the consummation of the Transaction or the performance of any party's obligations hereunder or under any other agreement to be entered into by the parties in connection with the consummation of the Transaction.

                (b) Approvals. All necessary Authorizations will have been obtained from the appropriate Governmental Entity.

                (c) Merger. The Merger shall have become effective, as provided by Section 2.2 of the Agreement and Plan of Merger.

        2.2 Conditions to Investor's Obligations. Investor's obligation to consummate the Transaction is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by Investor:

                (a) Representations and Warranties True. The representations and warranties of the Company in this Agreement will have been true in all material respects when made and will be true in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time, except for (i) changes resulting from the consummation of the Transaction, the sale of the Securities or the Merger, (ii) changes or events that do not have a Material Adverse Effect, and (iii) representations and warranties that speak as of a specific date other than the Closing Date (which need be correct only as of such other date). The Company will deliver an officer's certificate, dated the Closing Date, confirming that the conditions set forth in this Section 2.2(a),
Section 2.2(b), Section 2.2(c) and Section 2.2(d) are, except as provided for above, satisfied on the Closing Date.

                (b) Increase in Size of Board of Directors. Subject to the consummation of the Transaction, (i) the Company's Board of Directors shall have been increased to ten (10) members and (ii) the Board appointments described in
Section 3.2(a) of the Stockholder Agreement shall have been made.

                (c) Transaction Documents. The Company shall have executed the Transaction Documents and delivered executed originals thereof to Investor.

                (d) Performance. The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                (e) Opinion of Company Counsel. Investor shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, dated as of the Closing Date, substantially to the effect that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction, (iii) the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the Transaction, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transaction, (iv) this Agreement has been duly executed and delivered by the Company, and (v) upon issuance and sale to Investor in accordance with the terms of this Agreement, the Shares will be, and upon issuance to Investor of the Warrant Shares in accordance with the terms of this Agreement and the Warrant, the Warrant Shares will be, duly authorized, validly issued, fully paid and non-assessable.

        2.3 Conditions to the Company's Obligations. The Company's obligation to consummate the Transaction is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Company:

                (a) Representations and Warranties True. The representations and warranties of Investor in this Agreement will have been true in all material respects when made and will be true in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time. Investor shall deliver a certificate of its officers or other authorized representatives dated the Closing Date confirming that the conditions set forth in this Section 2.3(a), Section 2.3(b), Section 2.3(c) and
Section 2.3(d) are satisfied on the Closing Date.

                (b) Transaction Documents. Investor shall have executed the Transaction Documents and delivered executed originals thereof to the Company.

                (c) Rights Offering Expenses. Investor shall have reimbursed the Company, to the extent required by Section 11.2, for all Rights Offering Expenses incurred as of the Closing Date.

                (d) Performance. Investor shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                                   ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as disclosed in the Schedule of Exceptions attached to the Prior Agreement (the "Schedule of Exceptions"), the Company hereby represents and warrants to Investor that, as of the date of the Prior Agreement:

        3.1 Organization and Standing. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. The Company has furnished or made available to Investor true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect, and the Company is not in violation of any provision therein.

        3.2 Authority for Agreement. Except for receipt of the approval of the Company's stockholders, the Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the Transaction, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company (other than the receipt of stockholder approval) are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transaction. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Investor, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equitable powers).

        3.3 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company's Certificate of Incorporation or Bylaws, (ii) subject to
Section 3.4, conflict with or violate any Law applicable to the Company or by which any material property or asset of the Company is bound or affected, or
(iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        3.4 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities laws or "blue sky" laws and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Material Adverse Effect.

        3.5 Compliance. Except as disclosed in the Company Reports filed by the Company with the SEC on or prior to the date of the Prior Agreement, as of the date of the Prior Agreement, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, writ, injunction, license or permit of any Governmental Entity, except for violations which have not had, and could not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company threatened, in each case other than those the outcome of which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        3.6 Capitalization. The authorized capital stock of the Company consists of 65,000,000 shares of Common Stock and 5,000,000 shares of the Company's preferred stock. As of the date of the Prior Agreement, there were,
(i) 29,706,770 shares of Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 35,293,230 shares of Common Stock held in the treasury of the Company and (iii) 8,055,049 Company Stock Options outstanding pursuant to the Company's stock plans (excluding Company Stock Options issued pursuant to the Family Point, Inc. Stock Option Plan), each such option entitling the holder thereof to purchase one share of Common Stock, and 1,597,056 shares of Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Stock Options and (iv) no shares of the Company's preferred stock were issued and outstanding. The Schedule of Exceptions sets forth the aggregate amount of the outstanding Company Stock Options outstanding under each of the Company's Stock Plans as of the date of the Prior Agreement. Except as set forth above or in the Schedule of Exceptions, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Schedule of Exceptions, as of the date of the Prior Agreement there were no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person in excess of $1,000,000. As of the date of the Prior Agreement and except as contemplated by this Agreement and the Stockholder Agreement, there were no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of stock of the Company. Upon issuance and sale to the Investor in accordance with the terms of this Agreement, the Shares will be, and upon issuance to Investor of the Warrant Shares in accordance with the terms of this Agreement and the Warrant, the Warrant Shares will be, duly authorized, validly issued, fully paid and non-assessable and free and clear of any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, encroachment or other encumbrance of any kind (each a "Lien"), other than Liens resulting from actions of Investor, except as provided in this Agreement or the Stockholder Agreement.

        3.7 Litigation. Except as set forth in the Schedule of Exceptions, there is no claim, suit, action, proceeding or investigation pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, either individually or in the aggregate, has had, or could be reasonably expected to have, a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against the Company or any of its Subsidiaries, either individually or in the aggregate, which has had, or could be reasonably expected to have, a Material Adverse Effect.

        3.8     Subsidiaries.

                (a) The Schedule of Exceptions sets forth the name and state or jurisdiction of incorporation of each of its Subsidiaries. Each of such Subsidiaries (i) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not have, individually or in the aggregate, a Material Adverse Effect. The Company has furnished or made available to the Company true and complete copies of the certificate of incorporation, bylaws or comparable organizational documents of each of its Subsidiaries, each as amended to date. Such organizational documents are in full force and effect, and no such Subsidiary is in violation of any provision therein.

                (b) The Company owns beneficially, directly or indirectly, all of the issued and outstanding capital stock or other securities of each such Subsidiary and, except as set forth in the Schedule of Exceptions, does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock or other securities of each such Subsidiary is duly authorized, validly issued, fully paid and nonassessable (or the foreign equivalent for foreign Subsidiaries) and each such share or other equity interest owned by the Company or one of its Subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

        3.9     Company Reports; Company Financial Statements.


                (a) The Company has filed all Company Reports, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) All of the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                (c) Except as set forth in the Schedule of Exceptions, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at September 30, 2000, including the notes thereto, (ii) liabilities disclosed in the Company Reports, (iii) liabilities incurred on behalf of the Company under this Agreement, the other Transaction Documents, the Agreement and Plan of Merger and the contemplated Merger, and
(iv) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2000, none of which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                (d) Except as set forth in the Schedule of Exceptions, the Company has heretofore furnished or made available to Investor a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

        3.10 Absence of Certain Changes or Events. Except as set forth in the Schedule of Exceptions and the Company Reports and except for the transactions contemplated by this Agreement, the other Transaction Documents and the Agreement and Plan of Merger, since September 30, 2000, the Company and its Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change or event having, or that could reasonably be expected to have, a Material Adverse Effect, (ii) any split, combination or reclassification of any of the Company's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock, (iii) except insofar as may have been disclosed in the Company Reports or required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any subsidiary, materially affecting its assets, liabilities or business, or (iv) except insofar as may have been reasonably disclosed in the Company Reports, any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        3.11    Intellectual Property.

                (a) The Schedule of Exceptions sets forth a true and correct list of all Intellectual Property owned by the Company or its Subsidiaries that is the subject of registration, issuance or an application for registration and the jurisdictions where each is registered, issued or applied for and any such registration, filing and issuance remains in full force and effect as of the date of the Prior Agreement. The Company or a subsidiary of the Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application, issuance and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on the Schedule of Exceptions.

                (b) The Company and its Subsidiaries have good and marketable title to or possesses adequate licenses or other valid rights to use all Intellectual Property (not just the Intellectual Property listed on the Schedule of Exceptions), free and clear of all liens and has paid all maintenance fees, renewals or expenses, if any, related to such Intellectual Property. To the best knowledge of the Company and its Subsidiaries, neither the use of such Intellectual Property nor the conduct of the Company and its Subsidiaries in accordance with their businesses as presently conducted, misappropriates, infringes upon or conflicts with any patent, copyright, trade name, trade secret, trademark or other intellectual property rights of any third party. Except as set forth on the Schedule of Exceptions, no party has filed a claim against, or threatened to file a claim against, or has provided a notice to, the Company or any of its Subsidiaries alleging that either the Company or any of its Subsidiaries has violated, infringed on or otherwise improperly used the intellectual property rights of such party and, to the best knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has violated or infringed any patent, trademark, trade name, service mark, service name, copyright, trade secret or other intellectual property held by others. Except as set forth on the Schedule of Exceptions, the Company and its Subsidiaries do not believe that any other entity has violated, infringed on or otherwise improperly used any of the Intellectual Property owned by the Company or any of its Subsidiaries and the Company and its Subsidiaries have not filed a claim against, or threatened to file a claim against, and have not provided a notice to, any third party alleging any such violation, infringement or improper use of the Intellectual Property owned by the Company or any of its Subsidiaries.

                (c) Subject to any licenses and other agreements identified in Section 3.11(c) of the Schedule of Exceptions, the Company and its Subsidiaries have all right, title and interest in and to all intellectual property rights in the Company Proprietary Software. The Company and its Subsidiaries have developed the Company Proprietary Software through their own efforts, and for their own account, or have obtained all rights thereto, and the Company Proprietary Software is free and clear of all liens, except loans in the ordinary course of business. The use of the Company Licensed Software and the use of the Company Proprietary Software does not breach any terms of any license or other contract between the Company or any of its Subsidiaries and any third party that would have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance with the terms and conditions of all license agreements in favor of the Company and its Subsidiaries relating to the Company Licensed Software material to the operation of the business of the Company and its Subsidiaries as presently conducted.

                (d) To the knowledge of the Company and its Subsidiaries, the Company Proprietary Software does not infringe any patent, copyright or trade secret or any other intellectual property right of any third party in such a manner that would have a Material Adverse Effect. The source code for the Company Proprietary Software has been maintained in confidence, and has not been disclosed to any persons or entities outside the Company and its Subsidiaries, except such disclosure being made pursuant to appropriate confidentiality provisions.

                (e) The Company Proprietary Software was: (i) developed by the employees of the Company and its Subsidiaries working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment or instruments of obligation to assign in favor of the Company or any of its Subsidiaries as assignee that have conveyed or obligate such agents, consultants and contractors to convey to the Company or such subsidiary ownership of all of its intellectual property rights in the Company Proprietary Software; or (iii) acquired by the Company or any of its Subsidiaries in connection with acquisitions in which the Company or such subsidiary, where appropriate in the nature of the overall transaction, obtained appropriate representations, warranties and indemnities from the transferring party relating to the title to such Company Proprietary Software. Neither the Company nor any of its Subsidiaries has received notice from any third party claiming any right, title or interest in the Company Proprietary Software.

                (f) The Company and each of its Subsidiaries take reasonable measures to protect the confidentiality of its trade secrets, including requiring their employees and other parties having access thereto to execute written non- disclosure agreements. To the knowledge of the Company and its Subsidiaries, no trade secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of the Company and its Subsidiaries, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

                (g) To the knowledge of the Company and its Subsidiaries, no current or former partner, director, officer, or employee of the Company or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company or any of its Subsidiaries.

        3.12 Brokers. No broker, finder or investment banker (other than the Company's financial advisor, Allen & Company) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements between the Company and its financial advisor pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement or the Agreement and Plan of Merger will be provided to Investor prior to the Closing.

        3.13    Taxes.

                (a) Except as set forth in the Schedule of Exceptions, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries have been paid. Except as set forth in the Schedule of Exceptions, none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.


                                   ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR.

        Investor represents and warrants to the Company that:

        4.1 Corporate Status. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to carry out the provisions of this Agreement and the other Transaction Documents.

        4.2 Power and Authority. Investor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and the other Transaction Documents. Investor has taken all necessary corporate action to authorize this Agreement and the other Transaction Documents and their execution, delivery and performance. This Agreement has been, and as of the Closing Date, the other Transaction Documents will have been, duly executed and delivered by Investor and this Agreement constitutes, and the other Transaction Documents will constitute upon their execution and delivery, valid and binding agreements of Investor enforceable against Investor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

        4.3     Non-Contravention.


                (a) Investor is not in violation of any term of its charter, bylaws or other organizational documents.

                (b) The execution, delivery and performance of this Agreement and the consummation of the Transaction in accordance with the terms ereof will not violate or contravene any provision of applicable Law or the charter or bylaws of Investor or any agreement or other instrument binding on Investor, except as would not have a Material Adverse Effect.

        4.4     Consents and Approvals.

                (a) Investor has made, filed, given or obtained (i) all Authorizations that, to the knowledge of Investor, are required to be made, filed, given or obtained by Investor and any of its Subsidiaries or controlling persons with, to or from any Governmental Entity in connection with the Transaction and (ii) all consents, approvals and waivers required to be given by, or obtained from, any other Persons to or by Investor and any of its Subsidiaries in connection with the consummation of the Transaction, other than those Authorizations, consents, approvals and waivers as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a Material Adverse Effect.

                (b) Investor and each of its Subsidiaries has made, filed, given or obtained all Authorizations and has been given or obtained all consents, approvals or waivers necessary as of the date hereof for Investor to perform its obligations under this Agreement and the other Transaction Documents at or prior to the Closing, except as would not have a Material Adverse Effect.

        4.5 Investment Intent. Investor is acquiring the Securities for its own account and with no present intention of distributing or selling any of the Securities in violation of the Securities Act or any applicable state securities law. Investor will not sell or otherwise dispose of any of the Securities, unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Investor understands that the Securities to be acquired by Investor hereunder have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 of Regulation D promulgated under the Securities Act, and that the reliance of the Company on this exemption is predicated in part on these representations and warranties of Investor contained in this Article 4. Investor acknowledges that a restrictive legend consistent with the foregoing and with the provisions of Section 1.3 and Article 6 has been or will be placed on each certificate representing any Securities, and related stop transfer instructions will be noted in the transfer records of the Company and the Transfer Agent.

        4.6 Accredited Investor Status. Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, either alone or in connection with its financial advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder in the Securities.

        4.7 Brokers and Finders. Neither Investor nor any of its Subsidiaries or Affiliates has employed any investment banker, broker, finder, consultant or intermediary in connection with this Agreement or the Transaction that would be entitled to any investment banking, brokerage, finder's or similar fee or commission in any way relating thereto or in connection therewith, other than those (if any) that shall be the sole responsibility of and shall be paid in full by the Investor or its Subsidiaries.

        4.8 Acquisition of Voting Securities. Except as contemplated by this Agreement or the other Transaction Documents, and other than by reason of ownership of WNI shares of capital stock, neither Investor nor any of its Subsidiaries or Affiliates has any "beneficial ownership" (as that term is defined under Rule 13d-3 under the Exchange Act) of any securities of the Company that are entitled to vote for the election of directors, nor are any of them a party to any agreement or arrangement (a) that gives any of them or entitles any of them to acquire "beneficial ownership" (as that term is defined under Rule 13d-3 under the Exchange Act) of any securities of the Company that are entitled to vote for the election of directors, or (b) with respect to corporate governance matters concerning the Company or its Subsidiaries (including, without limitation, the exercise or failure to exercise voting rights with respect to any voting securities of the Company).

        4.9 Access to Funds. Investor holds or has access to unrestricted funds in amounts sufficient to permit Investor to pay the Company the Purchase Price on the Closing Date and to perform its obligations under this Agreement and the other Transaction Documents.

        4.10 Reliance on Company SEC Reports. In making its investment decision and related commitments relating to the acquisition of the Securities hereunder, Investor hereby confirms that it has relied only on the representations and warranties of the Company set forth herein and on the other information contained or incorporated by reference in the Company Reports filed on or prior to the date of the Prior Agreement, and specifically disclaims reliance on any other information, whether or not provided or otherwise made available by the Company or any authorized representative thereof, and including without limitation any published reports, news stories or analyses relating to the Company and/or its Subsidiaries or their respective businesses, assets, liabilities or prospects.

                                  ARTICLE 5.
                              CERTAIN COVENANTS.

        5.1     Other Approvals.

                (a) Prior to the Closing, each of the Company and Investor will use commercially reasonable efforts to obtain all necessary Authorizations as are required to be obtained under any federal or state law or regulations, including applicable antitrust laws.

                (b) Prior to the Closing, the Company and Investor each agree to (and to cause their respective appropriate Subsidiaries and Affiliates to) cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the NASDAQ-NMS in connection with the Transaction and to use their respective commercially reasonable efforts jointly to agree on a method to overcome any objections by any Governmental Entity to the Transaction or any component thereof. Notwithstanding the foregoing, nothing in this Section 5.1(b) shall require, or be deemed to require, the parties hereto to agree to or effect any divestiture (including divestitures of assets of the Company or the Investor) or take any other action if, in the reasonable judgment of each party hereto, doing so could, individually or in the aggregate, reasonably be expected to impair the parties respective abilities to achieve the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

        5.2 Public Announcements. Except pursuant to any Requirement of Law, the exercise of fiduciary duty, or the policies or rules of any stock exchange (or the NASDAQ-NMS) on which the Company's securities are listed, prior to the Closing Date, the form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, the Transaction, the Merger or any other transaction to be entered into by either of the parties in connection herewith, and the method of their release, or publication thereof by either of the parties hereto or their respective Affiliates, will be subject to the prior approval of each of the parties hereto, which approval will not be unreasonably withheld or delayed. To the extent reasonably requested by a party hereto, on and following the Closing Date, the other party and its Subsidiaries and Affiliates will consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the Transaction, other than as would not have a Material Adverse Effect.

        5.3 Further Assurances. Each party will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Without limiting the generality of the preceding sentence, the Company and Investor will not (and will not permit their Subsidiaries or Affiliates to) take any action or actions at or prior to the Closing that would (a) cause any Authorization or any consent, approval or waiver of any other Person that has been made, filed, given or obtained in connection with the Transaction to be withdrawn or terminated or to otherwise cease to be effective, or (b) require any additional Authorization or any additional consent, approval or waiver of any other Person to be made, filed, given or obtained in connection with the Transaction.

        5.4 Cooperation. The Company and Investor each agree to (and agree to cause their Subsidiaries and Affiliates to) cooperate with the other to consummate, as promptly as possible, the Transaction.


                                   ARTICLE 6.
                            RESTRICTIONS ON TRANSFER.

        6.1     Restricted Securities.

                (a) Investor acknowledges and understands that the Securities must be held indefinitely, and they may not be resold or otherwise transferred, except in a transaction registered under the Securities Act or applicable state law or otherwise exempt from such registration requirements. Investor understands that the certificate(s) evidencing the Securities will be imprinted with a legend in substantially the form set forth in Section 1.3 hereof that indicates that the transfer of the Securities is prohibited unless
(i) they are registered under the Securities Act or any applicable state law, or
(ii) the transfer is pursuant to an exemption from registration under the Securities Act or such laws and the rules and regulations promulgated thereunder and an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with such laws, rules and regulations.

                (b) Investor further acknowledges that resale of the Securities may be limited by applicable state law even where a registration statement covering resale of the Securities has been declared effective under the Securities Act. For example, certain states may limit resale of the Securities to qualified institutions or in unsolicited qualified broker transactions in the absence of qualification or another exemption in such state.

        6.2 Additional Transfer Restrictions. Investor further acknowledges that the Securities are subject to certain additional transfer restrictions set forth in the Stockholder Agreement and any proposed transfer of the Securities will be subject to compliance with such restrictions. Investor understands that the certificate(s) evidencing the Securities will be imprinted with a legend in substantially the form set forth in Section 1.3 hereof that indicates that the transfer of the Securities is prohibited unless in compliance with such restrictions.

        6.3 Compliance with Transfer Restrictions. Investor will not (and will cause any Affiliate not to) Transfer any of the Securities in violation of any Law or the transfer restrictions referred to herein.

                                   ARTICLE 7.
                                  TERMINATION.

        7.1 Termination. This Agreement may be terminated, and the Transaction contemplated to occur at the Closing thereby abandoned, at any time prior to the Closing as follows:

                (a)     By mutual written consent of Investor and the Company;

                (b) By Investor, upon written notice to the Company, if any of the conditions set forth in Section 2.2 have not been satisfied on or before June 30, 2001 (or such later date as Investor and the Company may agree in writing ), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by Investor;

                (c) By the Company, upon written notice to Investor, if any of the conditions set forth in Section 2.3 have not been satisfied on or before June 30, 2001 (or such later date as Investor and the Company may agree in writing), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by the Company;

                (d) By either Investor or the Company, upon written notice to the other, if any of the conditions set forth in Section 2.1 have not been satisfied on or before June 30, 2001 (or such later date as Investor and the Company may agree in writing), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by the party seeking to terminate this Agreement;

                (e) By Investor or the Company if any Governmental Entity having competent jurisdiction has issued an Order permanently restraining, enjoining or otherwise prohibiting any of such Transaction and such Order has become final and nonappealable; or

                (f) By Investor or the Company if the Agreement and Plan of Merger is terminated in accordance with its terms.

        7.2.    Effect of Termination. Each party's right of termination under
Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate and, except as provided in Section 11.2, each party will pay its own costs and expenses in connection with this Agreement and the Transaction, and neither party (or any of its officers, directors, employees, agents, representatives or stockholders) will be liable to the other party for any costs, expenses, damages or losses of anticipated profits hereunder or relating to the Transaction; provided, however, that if this Agreement is terminated by a party because of a material breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                   ARTICLE 8.
                                  DEFINITIONS.

        8.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:


                "Affiliate" means, as to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership or partnership interests, by contract or otherwise; the terms "Controlling" and "Controlled" have meanings correlative to the foregoing; provided, that the Company and Investor will not be deemed to be direct or indirect Affiliates of each other.

                "Agreement" has the meaning set forth in the preamble.

                "Agreement and Plan of Merger" means the Agreement and Plan of Merger dated as of the date of the Prior Agreement and amended as of February 22, 2001 by and among the Company, Stanhope Acquisition Sub LLC and WNI.

                "Appraisal Rights" means shares of WNI's common stock as to which appraisal rights have been demanded, exercised or perfected in accordance with Section 262 of the Delaware General Corporation Law in connection with the Merger.

                "Appraisal Rights Purchase Request" means a written notice delivered to Investor pursuant to Article 12, which notice shall include
        (i) a request by the Company that Investor purchase additional shares of Common Stock and (ii) the number of shares of Common Stock that Investor is obligated to purchase pursuant to Article 12.

                "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation with or by, any Governmental Entity.

                "Average Closing Price" means (i) if at the applicable time the Common Stock is listed on a national securities exchange or on the over-the-counter market (including NASDAQ-NMS), then the average closing price of the Common Stock on any fifteen (15) consecutive trading days on which a share or shares of Common Stock were sold, or if no such shares were sold on such day, then the average of the "bid" and "ask" prices of the Common Stock on such day or (ii) if at the applicable time the Common Stock is not listed on a national securities exchange or on the over-the-counter market, then the fair market value of the Common Stock as determined in good faith by the Board at the time of such exercise.

                "Beneficial Owner" with respect to any securities means that a Person has "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act.

                "Business Day" means any day on which there is trading on the New York Stock Exchange and the NASDAQ-NMS.

                "Closing" has the meaning set forth in Section 1.3.

                "Closing Date" means the actual date on which the Closing occurs as provided in Section 1.3.

                "Common Stock" has the meaning set forth in the preamble of this Agreement.

                "Company" has the meaning set forth in the preamble of this Agreement.

                "Company Financial Statements" shall mean all of the financial statements included in the Company Reports (as defined below).

                "Company Licensed Software" shall mean all software (other than Company Proprietary Software) used by the Company and its Subsidiaries.

                "Company Proprietary Software" shall mean all software owned by the Company and its Subsidiaries.

                "Company Reports" shall mean all forms, reports, statements and all other documents required to be filed by the Company with the SEC since March 18, 1999.

                "Company Software" shall mean the Company Licensed Software together with the Company Proprietary Software.

                "Company Stock Option" shall mean each outstanding option to purchase shares of Common Stock.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exchange Ratio" has the meaning given to such term in the Agreement and Plan of Merger.

                "GAAP" shall mean generally accepted accounting principles.

                "Governmental Entity" shall mean any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

                "Intellectual Property" shall mean all copyrights, trade names, trademarks, service marks, patents, universal resource locators ("URLs"), Internet domain names, (and all applications or registrations therefor), trade secrets, know-how, member lists for a Person's network of websites, marketing plans, advertising and sponsorship strategy, content on such Person's network of websites, internet tools, proprietary processes, technology, rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures, and which are used by such Person and its Subsidiaries or as to which such Person or any of its Subsidiaries claim an ownership interest or as to which such Person or any of its Subsidiaries is a licensee of licensor.

                "Investor" has the meaning set forth in the preamble to this Agreement.

                "Law" means any domestic or foreign, federal, state or local, law, statute, ordinance, rule or regulation.

                " Loss" or "Losses" has the meaning set forth in Section 10.1.

                "Magazine Content and Hosting Agreement" means Amendment Number Two to the Amended and Restated Magazine Content License and Hosting Agreement between the Company and Investor substantially in the form of Exhibit B attached hereto.

                "Material Adverse Effect" shall mean:

                        (a) with respect to the Company, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of the Company and its Subsidiaries taken as a whole or
        (ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, the other Transaction Documents or the Agreement and Plan of Merger; provided that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of Common Stock; (b) a loss by the Company of its suppliers, customers or employees that is directly and principally related to the Company being a party to this Agreement or
        (c) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes);

                        (b) with respect to Investor, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Investor, its Affiliates and Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Investor of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, the other Transaction Documents or the Agreement and Plan of Merger.

                "Merger" has the meaning set forth in the second recital to the Agreement and Plan of Merger.

                "NASDAQ-NMS" means the Nasdaq Stock Market National Market.

                "Order" means any judgment, order, injunction, decree, stipulation or award entered or rendered by any Governmental Entity.

                "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision agency or instrumentality thereof.

                "Prior Agreement" has the meaning set forth in the first paragraph of this Agreement.

                "Purchase Price" has the meaning set forth in Section 1.1.

                "Requirement of Law" means as to any Person, any Law, rule, regulation, order, judgment, decree or determination of any arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                "Rights Offering" has the meaning set forth in the preamble to this Agreement.

                "Rights Offering Expenses" has the meaning set forth in Section 11.2.

                "Rights Offering Registration Statement" has the meaning set forth in Section 11.1.

                "Schedule of Exceptions" has the meaning set forth in Article 3.

                "SEC" means the United States Securities and Exchange
        Commission.

                "Securities" means the Shares, the Warrant, the Warrant Shares and any shares of capital stock issued as a dividend or other distribution to holders of the Shares or the Warrant Shares.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Shares" has the meaning set forth in Section 1.1.

                "Stockholder Agreement" means the Stockholder Agreement, substantially in the form attached hereto as Exhibit C, to be entered into between Investor and the Company on the Closing Date.

                "Subsidiary" means as to any Person, any other Person of which at least 50% of the equity interests are owned, directly or indirectly by such first Person.

                "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity.

                "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

                "Transaction" means the purchase and sale of the Shares and the Warrant under this Agreement and the other transactions between the parties contemplated by this Agreement and the other Transaction Documents.

                "Transaction Documents" means (i) this Agreement, (ii) the Stockholder Agreement, (iii) the Warrant and (iv) the Magazine Content and Hosting Agreement.

                "Transfer" means any sale, exchange, pledge, disposition or other transfer of the Securities or any interest in the Securities.

                "Transfer Agent" means the transfer agent for the Common Stock.

                "Voting Stock" means the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power upon the happening of a contingency, unless such contingency has occurred and is continuing).

                "Warrant" has the meaning set forth in Section 1.1.

                "Warrant Shares" has the meaning set forth in Section 1.1.

                "WNI" has the meaning set forth in the preamble to this Agreement.

        8.2     Other Definitional Provisions.


                (a) All terms defined in this Agreement have the defined meanings when used in any certificate, report or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                (c) As used herein, the neuter gender also denotes the masculine and feminine, and the masculine gender also denotes the neuter and feminine, where the context so permits.

                (d) The words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                (e) The words "include," "including" and "or" mean without limitation by reason of enumeration.

                (f) In addition to the terms defined in this Article 8, certain other defined terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.


                                   ARTICLE 9.
                                 MISCELLANEOUS.

        9.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1:

        If to the Company:   iVillage Inc.
                             500 - 512 Seventh Avenue
                             New York, NY 10018
                             Attention:  Steve Elkes
                                        Executive Vice President-
                                        Operations and Business Affairs


        with a copy to:      iVillage Inc.
                             500 - 512 Seventh Avenue
                             New York, NY 10018
                             Attention:  Michael Gilbert
                                        General Counsel

        with a copy to:      Orrick, Herrington & Sutcliffe LLP
                             Old Federal Reserve Bank Building
                             400 Sansome Street
                             San Francisco, CA 94111
                             Attention:  Richard Vernon Smith, Esq.

        If to Investor:      Hearst Communications, Inc.
                             959 Eighth Avenue, Suite 257
                             New York, NY 10019
                             Attention:  Jonathan Thackeray
                                         General Counsel

        with a copy to:      Clifford Chance Rogers & Wells, LLP
                             200 Park Avenue
                             New York, New York 10166
                             Attention:  Steven A. Hobbs



        9.2 Expenses. Each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by Investor or the Company, incurred in connection with this Agreement, the Transaction or any other agreements provided for herein or entered into in connection herewith, except as expressly provided otherwise in this Agreement or by any other written agreement of the parties.

        9.3 Benefits; Assignment. The provisions of this Agreement are binding upon, and inure to the benefit of, Investor and the Company and their respective successors and Persons acquiring any Securities by Transfer in accordance with Article 6, to the extent provided therein. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Investor and the Company any rights, remedies or obligations under or by reason of this Agreement. Except as specifically stated in Article 6, none of the rights or obligations of the Company or Investor hereunder may be assigned to any other Person under any circumstances.

        9.4 Entire Agreement; Amendment and Waiver. This Agreement (which includes the Schedules and Exhibits hereto), the other Transaction Documents, the Agreement and Plan of Merger and any other agreements to which Investor (including any Persons acquiring any Securities by Transfer in accordance with Article 6, if relevant) and the Company is a party concerning the Transaction or any of the Securities, constitute the entire agreement between Investor and the Company with respect to the subject matter hereof and thereof and supersede all prior agreements (including the Prior Agreement) and understandings, both written and oral, between Investor and the Company with respect to the subject matter hereof and thereof. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto, and none of the other agreements entered into between Investor (including any Persons acquiring any Securities by Transfer in accordance with Article 6, if relevant) and the Company in connection with this Agreement, the Transaction or any of the Securities may be amended, supplemented or otherwise modified except by an instrument in writing signed by the Company and each other party thereto. No waiver by either party hereto of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by such party. Any waiver by either party hereto of a breach of this Agreement will not operate or be construed as a waiver of any subsequent breach.

        9.5 Headings. The article, section and other headings in this Agreement are for convenience of reference only and are not to affect its meaning, interpretation or construction. When a reference is made in this Agreement to Sections, subsections, Articles, Schedules or Exhibits, such references shall be to a Section, subsection, Article, Schedule or Exhibit to this Agreement unless otherwise indicated.

        9.6 Governing Law. This Agreement will be governed by and construed in accordance with the internal, substantive laws of the State of New York, without giving effect to any conflicts of law principles of such state.

        9.7 Remedies. All rights, powers and remedies provided under this Agreement and the other Transaction Documents or otherwise available in respect hereof at Law or in equity will be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party does not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        9.8 Severability. In the event that any provision of this Agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions are not to be in any way be affected or impaired thereby.

        9.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        9.10 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

        9.11 Survival. Any claim for losses or damages resulting from or arising out of any inaccuracy or breach of any representation or warranty herein must be asserted in writing before two (2) years after the Closing. All covenants and agreements, to the extent remaining to be performed after the Closing Date, will survive the Closing Date.

                                   ARTICLE 10.
                                INDEMNIFICATION.

        10.1 Indemnification of Investor. The Company will indemnify and hold Investor harmless from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses, including all court costs and reasonable attorneys' fees (each a "Loss" and, collectively, "Losses"), that the Investor may suffer or incur as a result of or relating to the inaccuracy in or breach of any representation, warranty, covenant or agreement of the Company contained in or made pursuant to this Agreement or the Transaction Documents (other than the Magazine Content and Hosting Agreement).

        10.2 Indemnification of the Company. Investor will indemnify and hold the Company harmless from any and all Losses that the Company may suffer or incur as a result of or relating to the inaccuracy in or breach of any representation, warranty, covenant or agreement of the Investor contained in or made pursuant to this Agreement or the Transaction Documents (other than the Magazine Content and Hosting Agreement).

        10.3    Notice. Any party entitled to receive indemnification under this
Article 10 (the "Indemnified Party"), agrees to give prompt written notice (a "Claim Notice"), to the party required to provide such indemnification (the "Indemnifying Party"), upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (such a claim, action or proceeding being referred to as a "Claim"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article 10 except to the extent that the Indemnifying Party is prejudiced thereby.

        10.4 Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for any Losses resulting from such Claim and provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such obligation, and (b) the Claim does not seek to impose any material liability or obligation on the Indemnified Party other than for money damages. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Claim, then (i) the Indemnifying Party will not be liable for any settlement of such Claim effected without its consent, which consent will not be unreasonably withheld; (ii) the Indemnifying Party may not settle such Claim without the consent of the Indemnified Party (not to be unreasonably withheld) unless such settlement includes a full and unconditional release of the Indemnified Party; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party will be responsible for the fees and expenses of such counsel unless (A) the Indemnifying Party has failed to assume the defense of such Claim or to employ counsel with respect thereto or (B) a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Indemnifying Party. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Claim at the expense of the Indemnifying Party; provided that the Indemnified Party may not settle any such Claim without the consent of the Indemnifying Party (not to be unreasonably withheld) unless such settlement includes a full and unconditional release of the Indemnifying Party; and further provided that the Indemnifying Party may participate in such defense (at the Indemnifying Party's expense).


                                   ARTICLE 11.
                                RIGHTS OFFERING.

        11.1 Company's Agreement to Conduct Rights Offering. The Company agrees to prepare and file with the SEC a Registration Statement with respect to the Rights Offering (the "Rights Offering Registration Statement"). The Company will use its reasonable commercial efforts to file the Rights Offering Registration Statement concurrently with the Registration Statement on Form S-4 to be filed with the SEC in connection with the Merger. The Rights Offering will expire on or prior to the Closing Date and the closing of the Rights Offering would occur concurrently with the closing of the transactions contemplated by this Agreement and the Agreement and Plan of Merger.

        11.2 Expenses of the Rights Offering. Investor covenants and agrees with the Company that Investor will pay or cause to be paid as incurred the following: (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants incurred in connection with the Rights Offering and the registration of the Rights Offering under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Rights Offering Registration Statement, any related preliminary prospectus and the related prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the WNI stockholders; (ii) the cost of printing or producing any closing documents (including any compilations thereof) and any other documents in connection with the Rights Offering and the purchase, sale and delivery of the Shares and the Warrants pursuant to the Rights Offering;
(iii) all expenses in connection with the qualification of the securities offering in the Rights Offering for offering and sale under state securities laws, (iv) all fees and expenses in connection with listing the securities subscribed for in the Rights Offering on the NASDAQ-NMS; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Company in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the Rights Offering;
(vi) the cost and charges of any transfer agent or registrar incurred as a result of the Rights Offering; and (vii) all other reasonable costs and expenses incident to the Rights Offering which are not otherwise specifically provided for in this Section (all such costs and expenses in the preceding clauses (i) through (vii) being referred to in this Agreement as the "Rights Offering Expenses"); provided, however, that notwithstanding the foregoing the Company agrees to pay the first one hundred thousand dollars ($100,000) of Rights Offering Expenses.

        11.3 Limitation on Rights Offering. The Company shall have no obligation to complete the Rights Offering in the event that it would violate any Law.


                                   ARTICLE 12
                    ADDITIONAL INVESTOR PURCHASE OBLIGATIONS

                If Appraisal Rights are demanded, exercised or perfected by any WNI stockholder, and the shares of WNI common stock associated with such Appraisal Rights exceed two percent (2.0%) of the shares of Women.com common stock outstanding as of the record date of the Women.com special stockholder meeting called for the purpose of approving the Merger (such shares in excess of two percent (2.0%), the "Additional Appraisal Shares"), Investor shall, upon receipt from the Company of an Appraisal Rights Purchase Request, purchase from the Company, at a per share purchase price of $1.875, a number of shares of Common Stock equal to the Additional Appraisal Shares multiplied by the Exchange Ratio, rounded down to the nearest whole share.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        iVILLAGE INC.



                                        By: /s/ Steve Elkes
                                            --------------------------------
                                        Name:  Steve Elkes
                                        Title: Executive Vice President of
                                               Operations and Business Affairs


                                        HEARST COMMUNICATIONS, INC.



                                        By: /s/ James M. Asher
                                            --------------------------------
                                        Name:  James M. Asher
                                        Title: Senior Vice President